Exhibit 10.1

AMENDMENT NO. 2

TO THE

BUSINESS COMBINATION AGREEMENT

This AMENDMENT NO. 2 (this “Amendment”), dated as of May 13, 2022, to the Business Combination Agreement, dated as of September 19, 2021, as amended by Amendment No. 1 to the Business Combination Agreement, dated as of February 11, 2022 (as amended, the “Business Combination Agreement”), is by and among Cartesian Growth Corporation, an exempted company incorporated under the laws of the Cayman Islands (“SPAC”), Rook MS LLC, a Delaware limited liability company (“Umbrella Merger Sub” and, together with SPAC, the “Cartesian Entities”), Tiedemann Wealth Management Holdings, LLC, a Delaware limited liability company (“TWMH”), TIG Trinity GP, LLC, a Delaware limited liability company (“TIG GP”), TIG Trinity Management, LLC, a Delaware limited liability company (“TIG MGMT” and, together with TIG GP, the “TIG Entities”), Alvarium Investments Limited, an English private limited company (“Alvarium” and, together with TWMH and the TIG Entities, the “Companies” each a “Company”), and Alvarium Tiedemann Capital, LLC, a Delaware limited liability company (“Umbrella”). Each of the Cartesian Entities, the Companies and Umbrella shall individually be referred to herein as a “Party” and, collectively, the “Parties”. Capitalized terms not otherwise defined in this Amendment have the meanings given such terms in the Business Combination Agreement.

WHEREAS, Section 12.04 of the Business Combination Agreement provides for the amendment of the Business Combination Agreement in accordance with the terms set forth therein; and

WHEREAS, the Parties desire to amend the Business Combination Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

AMENDMENT TO THE BUSINESS COMBINATION AGREEMENT

1. Amend and Restate the definition “Alvarium Closing Cash Adjustment”. The definition “Alvarium Closing Cash Adjustment” set forth in Section 1.01 of the Business Combination Agreement is hereby amended and restated in its entirety to read as follows:

““Alvarium Closing Cash Adjustment” means the difference of (a) $10,000,000 minus (b) the difference of (i) (A) the Indebtedness of Alvarium and the Alvarium Subsidiaries as of the Reference Time plus (B) the Alvarium Excess Transaction Expenses plus (C) the amount, if any, by which the Alvarium Reorganization Expenses exceed the Alvarium Reorganization Expenses Cap (each expressed as a positive number) minus (ii) the sum of

(x) the Cash of Alvarium and the Alvarium Subsidiaries as of the Reference Time and (y) the Incurred Alvarium Expenses (expressed as a positive number); minus (iii) $3,713,580, being an amount equal to the value of the tax benefit of the Reliefs available to Alvarium; provided, that, the sum of (1) the value of component (ii) set out above, plus (2) the value of component (ii) set out in the TIG Entities Closing Cash Adjustment plus (3) the value of component (ii) set out in the TWMH Closing Cash Adjustment shall not exceed an aggregate amount of $45,000,000.”

2. Amend and Restate the definition “Available Cash”. The definition “Available Cash” set forth in Section 1.01 of the Business Combination Agreement is hereby amended and restated in its entirety to read as follows:

““Available Cash” means, after giving effect to the exercise of the SPAC Share Redemption and payments related thereto, the aggregate amount equal to, as of the Closing Date, (a) the amount of immediately available funds contained in the Trust Account available for release to SPAC, plus (b) the amount of immediately available funds held by SPAC pursuant to the Subscription Agreements, plus (c) all funds held by SPAC outside of the Trust Account and immediately available to SPAC, minus (d) Transaction Expenses of the Parties (not to exceed $50 million, but excluding for purposes of this calculation, the sum of (i) the amount of any Additional Banking Fees, (ii) the lesser of the amount of the (A) Alvarium Reorganization Expenses and (B) Alvarium Reorganization Expenses Cap, and (iii) the amount of the Public Market Readiness Expenses), minus (e) the sum of (i) the amount of any Additional Banking Fees, (ii) the lesser of the amount of the (A) Alvarium Reorganization Expenses and (B) Alvarium Reorganization Expenses Cap, and (iii) the amount of the Public Market Readiness Expenses. For the avoidance of doubt, Available Cash shall be calculated prior to taking into account payment of any Aggregate Cash Consideration.”

3. Amend and Restate the definition “Companies Equity Value”. The definition “Companies Equity Value” set forth in Section 1.01 of the Business Combination Agreement is hereby amended and restated in its entirety to read as follows:

““Companies Equity Value” means an amount equal to (a) the Companies Enterprise Value, plus (b) the Cash of the Companies and the Company Subsidiaries as of the Reference Time minus (c) the Indebtedness of the Companies and the Company Subsidiaries as of the Reference Time plus (d) the Available Cash, plus (e) the amount of any Additional Banking Fees, plus (f) the amount of the Alvarium Reorganization Expenses not to exceed the Alvarium Reorganization Expenses Cap, plus (g) the Public Market Readiness Expenses not to exceed an aggregate amount of $7,400,000, plus (h) an amount equal to the Transaction Expenses Adjustment, minus (i) the New Shareholder Equity Value.”

4. Amend and Restate the definition “CFO Expenses”. The definition “CFO Expenses” set forth in Section 1.01 of the Business Combination Agreement is hereby amended and restated in its entirety to read as follows:

““Public Market Readiness Expenses” means all out-of-pocket fees, costs and expenses incurred by the Companies or on their behalf prior to the Closing Date in connection with or related to the Companies’ preparation to operate as a public company from and after the Closing Date, which shall include the fees, costs and expenses related to the following, including but not limited to: (a) the hiring of the chief financial officer of SPAC who shall serve as the chief financial officer of SPAC from and after the Closing Date (including recruitment fees, wages, bonuses and other associated personnel costs), (b) the hiring of certain employees in the Companies’ finance, human resources, legal, compliance, marketing, and technology departments, (c) finance enterprise resource planning system implementation and cybersecurity program implementation, (d) the engagement of a consulting firm in connection with the selection of certain independent directors to be appointed to the SPAC Board as of the Closing Date, (e) the engagement of a compensation consulting firm for employee and director compensation benchmarking and program design, (f) legal advisory services related to certain public company readiness requirements, and (g) the engagement of investor relations, public relations and marketing and other related communications service providers relating to public company readiness.”

As a result thereof, the term “Public Market Readiness Expenses” shall replace the term “CFO Expenses” everywhere it appears in the Business Combination Agreement.

5. Amend and Restate the definition “Excess Transaction Expenses”. The definition “Excess Transaction Expenses” set forth in Section 1.01 of the Business Combination Agreement is hereby amended and restated in its entirety to read as follows:

““Excess Transaction Expenses” means all Transaction Expenses in excess of $50 million, other than (a) the Alvarium Reorganization Expenses in excess of the Alvarium Reorganization Expenses Cap, (b) the Public Market Readiness Expenses, and (c) the Additional Banking Fees.”

6. Delete the definition “SHP Discretionary Banking Fee”. The definition “SHP Discretionary Banking Fee” set forth in Section 1.01 of the Business Combination Agreement is hereby deleted everywhere it appears in the Business Combination Agreement.

7. Amend and Restate the definition “TIG Entities Closing Cash Adjustment”. The definition “TIG Entities Closing Cash Adjustment” set forth in Section 1.01 of the Business Combination Agreement is hereby amended and restated in its entirety to read as follows:

““TIG Entities Closing Cash Adjustment” means the difference of (a) $40,500,000 minus (b) the difference of (i) the Indebtedness of the TIG Entities and the TIG Subsidiaries as of the Reference Time plus the TIG Excess Transaction Expenses (each expressed as a positive number) minus (ii) the sum of (x) Cash of the TIG Entities and the TIG Subsidiaries as of the Reference Time, plus (y) the Incurred TIG Expenses (expressed as a positive number) minus (iii) $2,074,148.60, being an amount equal to the value of the tax benefit of the Reliefs available to the TIG Entities; provided, that, the sum of (1) the value of component (ii) set out above, plus (2) the value of component (ii) set out in the Alvarium Closing Cash Adjustment plus (3) the value of component (ii) set out in the TWMH Closing Cash Adjustment shall not exceed an aggregate amount of $45,000,000.”

8. Amend and Restate the definition “Transaction Expenses”. The definition “Transaction Expenses” set forth in Section 1.01 of the Business Combination Agreement is hereby amended and restated in its entirety to read as follows:

““Transaction Expenses” means all out-of-pocket fees, costs and expenses (including all fees, costs and expenses of outside counsel, accountants, investment bankers, due diligence providers, experts and consultants to a Party and its affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, review, negotiation, execution and performance of this Agreement and the other Transaction Documents and consummation of the Transactions (including the Private Placements, the Domestication, the TWMH/TIG Entities Reorganization, the Alvarium Reorganization (including the Alvarium Reorganization Expenses not to exceed the Alvarium Reorganization Expenses Cap), the Alvarium Exchange, the Umbrella Merger, the Alvarium Contribution, and the Subsidiary Distributions), the Additional Banking Fees, the Public Market Readiness Expenses, the Proxy Statement and the Registration Statement, and the solicitation of shareholders’ approvals and the preparation of any required filings, notices or approvals under applicable Laws, including Antitrust Laws.”

9. Amend and Restate the definition “TWMH Closing Cash Adjustment”. The definition “TWMH Closing Cash Adjustment” set forth in Section 1.01 of the Business Combination Agreement is hereby amended and restated in its entirety to read as follows:

““TWMH Closing Cash Adjustment” means the difference of (a) $11,000,000 minus (b) the difference of (i) the Indebtedness of TWMH and the TWMH Subsidiaries as of the Reference Time plus the TWMH Excess Transaction Expenses (each expressed as a positive number) minus (ii) the sum of (x) Cash of TWMH and the TWMH Subsidiaries as of the Reference Time, plus (y) the Incurred TWMH Expenses (expressed as a positive number) minus (iii) $1,066,092.52, being an amount equal to the value of the tax benefit of the Reliefs available to TWMH; provided, that, the sum of (1) the value of component (ii) set out above, plus (2) the value of component (ii) set out in the TIG Entities Closing Cash Adjustment plus (3) the value of component (ii) set out in the Alvarium Closing Cash Adjustment shall not exceed an aggregate amount of $45,000,000.”

10. Amend and Restate Section 9.03 of the Alvarium Disclosure Schedule to the Business Combination Agreement. Section 9.03 of the Alvarium Disclosure Schedule to the Business Combination Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit A hereto.

11. Amend and Restate Section 9.02 of the TIG Disclosure Schedule to the Business Combination Agreement. Section 9.02 of the TIG Disclosure Schedule to the Business Combination Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit B hereto.

12. Amend and Restate Section 9.01 of the TWMH Disclosure Schedule to the Business Combination Agreement. Section 9.01 of the TWMH Disclosure Schedule to the Business Combination Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit C hereto.

ARTICLE II

MISCELLANEOUS

1. No Further Amendment. Except as expressly amended hereby, the Business Combination Agreement is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Business Combination Agreement or any of the documents referred to therein.

2. Effect of Amendment. This Amendment shall form a part of the Business Combination Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the Parties, any reference to the Business Combination Agreement shall be deemed a reference to the Business Combination Agreement as amended hereby.

3. Governing Law. This Amendment shall be governed by, and construed in accordance with, the Laws of the State of New York applicable to contracts executed in and to be performed in that State. Any Action arising out of or relating to this Amendment shall, to the fullest extent permitted by applicable Law, be heard and determined exclusively in any New York State court or Federal court of the United States of America sitting in New York City in the Borough of Manhattan.

4. Severability. If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.

5. Counterparts. This Amendment may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature Page Follows.]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

CARTESIAN GROWTH CORPORATION

By:	/s/ Peter Yu
Name:	Peter Yu
Title:	Chief Executive Officer

ROOK MS LLC

By:	/s/ Peter Yu
Name:	Peter Yu
Title:	President

TIEDEMANN WEALTH MANAGEMENT HOLDINGS, LLC

By:	/s/ Michael Tiedemann
Name:	Michael Tiedemann
Title:	Chief Executive Officer

TIG TRINITY GP, LLC

By:	/s/ Michael Tiedemann
Name:	Michael Tiedemann
Title:	Managing Member

TIG TRINITY MANAGEMENT, LLC

By:	/s/ Michael Tiedemann
Name:	Michael Tiedemann
Title:	Managing Member

ALVARIUM INVESTMENTS LIMITED

By:	/s/ Alexander de Meyer
Name:	Alexander de Meyer
Title:	CEO

ALVARIUM TIEDEMANN CAPITAL, LLC

By:	/s/ Michael Tiedemann
Name:	Michael Tiedemann
Title:	Managing Member